News Release

HOPE BANCORP APPOINTS DAVID P. MALONE SENIOR EXECUTIVE VICE PRESIDENT
& CHIEF OPERATING OFFICER OF BANK OF HOPE

LOS ANGELES - April 28, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today announced the appointment of David P. Malone as Senior Executive Vice President and Chief Operating Officer of its wholly owned subsidiary Bank of Hope, effective May 15, 2017. Malone will report to President and Chief Executive Officer Kevin S. Kim and be responsible for overseeing all support and administrative units of the Bank. As an executive officer, Malone will also continue to serve as a member of the Board of Directors of the Company and Bank (the “Board”) and be designated a non-independent director.

“David Malone is recognized as one of the most accomplished bankers in Southern California, but more importantly, he has been a tremendous asset to the Board during the most transformative phase of growth for the Bank,” said Kevin S. Kim, President and Chief Executive Officer. “With David leading the helms of all support and administrative functions, I look forward to dedicating the majority of my time on business generation in a more active role working more closely with our front line executives. Having served on the Board for the last three years, he joins our leadership team already familiar with our executives, the Bank, our customer base and the markets in which we operate. We look forward to his valued contributions as we continue to execute on our strategic priorities as the only super regional Korean-American bank in the United States.”

Malone, age 66, has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of the Bank from June 26, 2014 up until the closing of the merger with Wilshire Bank. Prior to joining the Company, Malone completed a 15-year tenure at Community Bank in Pasadena, California, where he served as Chairman in 2013, President and Chief Executive Officer from 2008 to 2013, and Chief Operating Officer & Chief Financial Officer from 1998 to 2008. Under Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California. While at Community Bank, Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. Malone’s efforts helped Community Bank achieve consistent profitability throughout the last recession, generate five consecutive years of balance sheet growth and post record profitability in his last two years as President and Chief Executive Officer.

Prior to Community Bank, Malone served as Executive Vice President and Chief Financial Officer for Metrobank and Merchant Bank of California. He began his professional career as a Certified Public Accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Malone earned a Bachelor of Science degree in Accounting from California State University, Northridge.

Investor Conference Call

The Company will host an investor conference call on Friday, April 28, 2017 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the first quarter ended March 31, 2017. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through May 5, 2017, replay access code 10104107.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.5 billion in total assets as of March 31, 2017. Formed through the merger of BBCN Bank and Wilshire Bank, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 67 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of the combined company, as well as the businesses and markets in which the combined company operates and is expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess and are not guarantees of future performance and. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com